UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

Pemco Aviation Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-13829	84-0985295
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1943 North 50th Street

Birmingham, Alabama 35212

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (205) 592-0011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2005, Pemco Aviation Group, Inc. (the “Company”) entered into an amendment to its December 16, 2002 Credit Agreement (the “Credit Agreement”) with Wachovia Bank, (successor by merger to SouthTrust Bank) and Compass Bank (the “Banks”). The amendment is effective April 30, 2005. The Banks had previously entered into a series of amendments to the Credit Agreement that affect the revolving credit facility made available to the Company under the Credit Agreement. On May 6, 2005, the Banks amended the Credit Agreement to extend the temporary increase of the commitment under the revolving credit facility to June 30, 2005. On June 30, 2005, the commitment under the revolving credit facility reverts back from $33 million to the original commitment of $25 million. The Company is currently discussing various options for restructuring the credit facility and anticipates completion of this process before June 30, 2005. The amendment also changes the repayment terms of the treasury stock term loan to require repayment in 30 equal monthly installments beginning June 30, 2005

The foregoing description of the May 6, 2005 amendment to the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Effective May 10, 2005, Randall C. Shealy was appointed as Chief Accounting Officer of the Company. The information set forth in Item 5.02 of this report regarding Mr. Shealy’s compensation is incorporated herein by this reference.

Item 2.02. Results of Operations and Financial Condition.

On May 10, 2005, Pemco Aviation Group, Inc. issued a press release regarding its financial results for the first quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02, including the press release that is attached as Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of Pemco Aviation Group, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2005, the Company appointed Randall C. Shealy as Chief Accounting Officer of the Company. Mr. Shealy joined the Company on December 13, 2004 as Vice President of Accounting. Under an offer letter dated November 19, 2004, Mr. Shealy’s initial annual salary commenced at $155,000, subject to periodic review and adjustment at the discretion of the Company. Mr. Shealy received a one-time hiring bonus of $16,434 in 2005. Mr. Shealy is also eligible to receive additional compensation of up to 30% of his base salary as a participant in the executive incentive compensation program. There is no written employment agreement between Mr. Shealy and the Company.

Prior to joining the Company, Mr. Shealy was the Chief Financial Officer for Southern Research Institute in Birmingham, Alabama since April 11, 2000. Before joining Southern Research Institute, Mr. Shealy was an Audit Senior Manager with Ernst & Young LLP in Birmingham, Alabama. Mr. Shealy is a graduate of the University of Alabama and is a licensed Certified Public Accountant and Certified Management Accountant.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Exhibit
10.1	Tenth Amendment to the Credit Agreement dated April 30, 2005 between the Company and Wachovia Bank and Compass Bank, executed May 6, 2005.

99.1	Press release dated May 10, 2005.

This current report on Form 8-K contains forward-looking statements made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by their use of words, such as “estimate,” “expect,” “intend,” “anticipates” and other words and terms of similar meaning, in connection with any discussion of the Company’s financial statements, business, financial condition, results of operations or liquidity. Factors that could affect the Company’s forward-looking statements include, among other things: the impact and result of any litigation, any action by The Nasdaq Stock Market, or of any investigation by the SEC or any other governmental agency related to the Company; the Company’s ability to manage its operations; the Company’s ability to successfully implement internal controls and procedures that remediate the material weaknesses and ensure timely, effective and accurate financial reporting; changes in economic conditions; the Company’s ability to obtain additional contracts and perform under existing contracts; the ability of the Company to successfully restructure its credit facility; and other risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2004. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2005	PEMCO AVIATION GROUP, INC.

	By:	/s/ John R. Lee
	Name:	John R. Lee
	Title:	Sr. Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1	Tenth Amendment to the Credit Agreement dated April 30, 2005 between the Company and Wachovia Bank and Compass Bank, executed May 6, 2005.

99.1	Press release dated May 10, 2005.